                                                              EXHIBIT 10.56

                              WAIVER AND AMENDMENT

                  WAIVER AND AMENDMENT, dated as of March 26, 1999 (this "AMENDMENT"), to the Amended and Restated Credit Agreement, dated as of March 6, 1998 (as amended, supplemented or otherwise modified from time to time, the "AGREEMENT"), among AFTERMARKET TECHNOLOGY CORP., a Delaware corporation (the "BORROWER"), the several banks and other financial institutions from time to time parties thereto (the "LENDERS") and THE CHASE MANHATTAN BANK, a New York banking corporation, as agent (in such capacity, the "AGENT").

                             W I T N E S S E T H:

                  WHEREAS, the Borrower, the Lenders and the Agent are parties to the Agreement;

                  WHEREAS, the Borrower has requested that the Lenders and the Agent agree to amend or waive certain provisions of the Agreement, and the Lenders and the Agent are agreeable to such request upon the terms and subject to the conditions set forth herein;

                  NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, and for other valuable consideration the receipt of which is hereby acknowledged, the Company, the Lenders and the Agent hereby agree as follows:

                  1. DEFINITIONS. All terms defined in the Agreement shall have such defined meanings when used herein unless otherwise defined herein.

                  2. AMENDMENT OF SUBSECTION 1.1. Subsection 1.1 of the Agreement is hereby amended as follows:

                  (a) The first paragraph of the definition of "APPLICABLE MARGIN" is hereby deleted (up to clause (a) thereof) and replaced with the following new paragraph:

                  ""APPLICABLE MARGIN": from and after March 26, 1999, 1.25% in the case of ABR Loans and 2.25% in the case of Eurodollar Loans (it being understood that prior thereto the Applicable Margin shall be as provided in this Agreement prior to the effectiveness of the Waiver and Amendment hereto dated as of March 26, 1999); PROVIDED that, such Applicable Margin will be adjusted on each Adjustment Date to the applicable rate per annum set forth under the heading "ABR Applicable Margin" or "Eurodollar Applicable Margin" on Schedule A which corresponds to the Leverage Ratio determined based on the financial statements and Compliance Certificate relating to the end of the four fiscal quarters of the Borrower immediately preceding such Adjustment Date; PROVIDED FURTHER, that, notwithstanding the foregoing, for the period from March
                  26, 1999 until the first Adjustment Date to occur after delivery of the Borrower's financial statements for the fiscal quarter ended June 30, 1999 pursuant to Section
                  7.1(b), the Applicable Margin in respect of Loans shall not be less than the initial Applicable Margin set forth above; and PROVIDED, FURTHER, that in the event that the financial statements required to be delivered pursuant to subsection 7.1(a) or 7.1(b), as applicable, and the related Compliance Certificate required to be delivered pursuant to subsection 7.2(b), are not delivered when due, then".

                  (b) The definition of "CONSOLIDATED CAPITAL EXPENDITURES" is amended by inserting at the end thereof the following proviso:

                  "; PROVIDED that, in calculating Consolidated Capital Expenditures for any test period of four consecutive fiscal quarters that includes any of the fiscal quarters ending March 31, 1999, June 30, 1999, September 30, 1999 or December 31,
                  1999 for purposes of determining compliance with Subsection 8.1(b) (but not the purposes of subsection 8.9 or any other purpose), the portion of "J.D. Edwards implementation" costs that would otherwise be included in such Consolidated Capital Expenditures, in amount and nature not materially different from those items presented to the Lenders at their meeting with the Borrower on March 10, 1999, may be subtracted from Consolidated Capital Expenditures so long as the aggregate amount of such costs so subtracted in calculating Consolidated Capital Expenditures for all such four quarter test periods does not exceed $18,000,000".

                  (c) The definition of "CONSOLIDATED EBITDA" is amended by (i) inserting at the end of each of clause (d), (e) and (f) the parenthetical "(subject, in the case of any thereof constituting Special Charges, to the limits set forth in the definition thereof)" and (ii) adding the following new clause (g) after the existing clause (f):

                  "and (g) for any calculation of Consolidated EBITDA for the purpose of determining the Applicable Margin or compliance with subsections 8.1(a) or 8.1(b), in each case for any test period that includes the fiscal quarter ended December 31, 1998, the amount of Special Charges".

                  (d) The following new definition is added in appropriate alphabetical order:

                           "SPECIAL CHARGES": (a) extraordinary losses, special
                  charges and non-cash charges recorded in the fiscal quarters ended June 30, 1998 and December 31, 1998, in amount and nature not materially different from those items presented to the Lenders at their meeting with the Borrower on March 10, 1999, and in any case in an aggregate amount not to exceed $36,700,000, PROVIDED that the items included therein described as a $5,170,000 cash charge resulting from core returns by Chrysler and a $2,400,000 cash charge for additional state tax liabilities may exceed such figures by amounts that, when added together, are not greater than $2,500,000 in the aggregate for both such items, and in such event the foregoing $36,700,000 limit may be increased to the extent of such excess to an amount not to exceed $39,200,000, and (b) severance and restructuring charges recorded in any fiscal quarter ending in 1999, in amount and nature not materially different from those items presented to the Lenders at their meeting with the Borrower on March 10, 1999, and in any case in an aggregate amount not to exceed $4,000,000."

                  3. WAIVER OF CERTAIN REPRESENTATIONS. Any breach of the representations and warranties of the Borrower (i) set forth in the first sentence of Subsection 5.2 (no material adverse change since December 31, 1996), the first sentence of Subsection 5.4 (to the extent addressing the legal right to borrow) and Subsection 5.7 (no default), and (ii) made or deemed made pursuant to Subsection 6.2 or the Waiver, dated as of January 6, 1999, to the Credit Agreement, to the extent that by virtue of such Subsection 6.2 or such Waiver the Borrower made or was deemed to have made the representations described in the foregoing clause (i), is hereby waived to the extent, and only to the extent, that such representation and warranty was made or deemed made prior to the date hereof and was or may have been incorrect solely by virtue of or to the extent of facts or circumstances specifically presented to the Lenders at their meeting with the Borrower on March 10, 1999.

                  4. WAIVER OF SUBSECTION 6.2(e) AND 7.2(f). The requirements of Subsections 6.2(e) and 7.2(f) of the Agreement are hereby waived to the extent, and only to the extent, that prior to the time hereof the Borrower may have failed to deliver, on one or more occasions, complete certificates required by Subsection 6.2(e) or 7.2(f), as applicable.

                  5. WAIVER OF SUBSECTION 7.2(c). The requirements of Subsection 7.2(c) of the Agreement are hereby waived to the extent, and only to the extent, that a certificate with respect to projections for the 1999 fiscal year has not been delivered within the period set forth therein, so long as such certificate is delivered on or prior to March 26, 1999, it being understood that the projections provided for 1999 by the Borrower to the Lenders at their meeting on March 10, 1999 shall constitute the projections required by Subsection 7.2(c).

                  6. WAIVER OF SUBSECTION 8.1(a). The requirements of Subsection 8.1(a) of the Agreement are hereby waived to the extent, and only to the extent, that the Leverage Ratio on the last day of the Borrower's fiscal quarter ended December 31, 1998 exceeded 4.00 to 1.0, so long as the Leverage Ratio as of such date did not exceed 4.50 to 1.00 after giving effect to this Amendment.

                  7. WAIVER OF SUBSECTION 8.1(b). The requirements of Subsection 8.1(b) of the Agreement are hereby waived to the extent, and only to the extent, that the interest coverage ratio calculated in accordance with Section 8.1(b) of the Agreement for the period of four consecutive fiscal quarters ended December 31, 1998 was less than 2.00 to 1.0 before giving effect to this Amendment, so long as such ratio for such period was not less than 2.00 to 1.0 after giving effect to this Amendment.

                  8. AMENDMENT OF SUBSECTION 4.1(a). Subsection 4.1(a) of the Agreement is hereby amended by inserting at the end thereof the following proviso:

                  "PROVIDED FURTHER, that, notwithstanding the foregoing, for the period from March 26, 1999 until the first Adjustment Date to occur after delivery of the Borrower's financial statements for the fiscal quarter ended March 31, 1999 pursuant to
                  Section 7.1(b), the commitment fee rate shall be .500%."

                  9. AMENDMENT OF SUBSECTION 6.2(e). Subsection 6.2(e) of the Agreement is hereby amended by:

                  (a) deleting the clause "the sum of (i) the aggregate unpaid principal amount of the Term Loans and (ii)" from the second line of existing Subsection 6.2(e);

                  (b) deleting the words "Extensions of Credit"from the ninth line of existing Subsection 6.2(e) and inserting in lieu thereof "Revolving Credit Exposures of all Lenders"; and

                  (c) inserting the clause "or (z) the Agent shall have received a certificate of a Responsible Officer of the Borrower, dated the requested Borrowing Date, demonstrating that the incurrence of such Extensions of Credit is permitted under provisions of Section 4.11 of the Indenture other than subsections 4.11(a) or 4.11(f)" at the end of Subsection 6.2(e),

such that Subsection 6.2(e), as amended, reads as follows:

                           "(e) DEBT INCURRENCE COMPLIANCE CERTIFICATE. If, on
                  any requested Borrowing Date, the aggregate Revolving Credit Exposures of all Lenders, after giving effect to the Extensions of Credit requested to be made on such Borrowing Date, exceeds 90% of the Borrowing Base (as such term is defined in the Indentures) as determined in the most recent calculation thereof delivered pursuant to subsection 7.2(f), the Agent shall have received a calculation of the Borrowing Base as at such requested Borrowing Date, together with a certificate of a Responsible Officer of the Borrower, dated the requested Borrowing Date, demonstrating that the aggregate Revolving Credit Exposures of all Lenders after giving effect to the Revolving Credit Loans requested to be made on such Borrowing Date will not exceed the Borrowing Base calculated as at such date, PROVIDED that if the foregoing would not be sufficient to demonstrate that such Extensions of Credit can be made in compliance with the applicable terms of the Indentures, such Borrowing Base calculation and certificate shall not be so required, so long as (x) the total amount of such requested Extensions of Credit, when added to the total amount of any other Extensions of Credit and the total amount of Indebtedness and Disqualified Capital Stock (each as defined in the Indenture) incurred after the date of the latest calculation of the Total Incurrence Amount (as defined in subsection 7.2(f)), does not exceed 90% of such Total Incurrence Amount or (y) the Agent shall have received a certificate of a Responsible Officer of the Borrower, dated the requested Borrowing Date, demonstrating that the applicable Consolidated Coverage Ratio (as such term is defined in the Indentures) of the Borrower after giving effect to such Extensions of Credit as set forth in the Indentures satisfies the relevant terms thereof or (z) the Agent shall have received a certificate of a Responsible Officer of the Borrower, dated the requested Borrowing
                  Date, demonstrating that the incurrence of such Extensions of Credit is permitted under provisions of Section 4.11 of the Indenture other than subsections 4.11(a) or 4.11(f)."

                  10. AMENDMENT OF SUBSECTION 8.1(a). Subsection 8.1(a) of the Agreement is hereby amended by deleting the permitted maximum Leverage Ratios listed therein for the last day of the Borrower's fiscal quarters ending December 31, 1998, March 31, 1999, June 30, 1999, September 30, 1999 and
December 31, 1999 and inserting in lieu thereof the following permitted maximum Leverage Ratios:

                "December 31, 1998                 4.50 to 1.0
                March 31, 1999                     5.50 to 1.0
                June 30, 1999                      5.75 to 1.0
                September 30, 1999                 5.25 to 1.0
                December 31, 1999                  4.00 to 1.0".

                  11. AMENDMENT OF SUBSECTION 8.1(b). Subsection 8.1(b) of the Agreement is hereby amended by deleting the minimum permitted interest coverage ratios listed therein for the Borrower's four consecutive fiscal quarters ending March 31, 1999, June 30, 1999,

September 30, 1999 and December 31, 1999 and inserting in lieu thereof the following interest coverage ratios:

                "March 31, 1999                    1.25 to 1.0
                June 30, 1999                      1.25 to 1.0
                September 30, 1999                 1.40 to 1.0
                December 31, 1999                  1.85 to 1.0".

                  12. AMENDMENT OF SUBSECTION 8.4(f). Subsection 8.4(f) of the Agreement is hereby amended by deleting the existing clause (f) and inserting in lieu thereof the following new clause:

                  "(f) Guarantee Obligations in respect of letters of credit issued for the account of the Borrower or any of its Subsidiaries in the ordinary course of business in an aggregate face amount not to exceed $10,000,000 at any time."

                  13. AMENDMENT OF SUBSECTION 8.7. Subsection 8.7 of the Agreement regarding permissible Consolidated Lease Expenses is hereby amended by deleting the words "and $10,000,000 for each fiscal year thereafter" and inserting in lieu thereof "and $15,000,000 for each fiscal year thereafter."

                  14. AMENDMENT OF SUBSECTION 8.9. Subsection 8.9 of the Agreement is hereby amended by deleting the permitted levels of capital expenditures listed therein for fiscal years 1999 through 2003 and inserting in lieu thereof the following permitted levels of capital expenditures:

                "1999                              $28,000,000
                2000                               $30,000,000
                2001                               $30,000,000
                2002                               $30,000,000
                2003                               $30,000,000".

                  15. AMENDMENT TO SUBSECTION 8.10(J). Subsection 8.10(j) of the Agreement is hereby amended by:

                  (a) deleting "$30,000,000" from clause (v) and inserting in lieu thereof "$15,000,000"; and

                  (b) adding the following new clause (vi) after existing clause (v):

                  "and (vi) the aggregate consideration for all such
                   acquisitions after the Closing Date shall not exceed $25,000,000."

                  16. AMENDMENT OF SUBSECTION 8.13. Subsection 8.13 of the Agreement is hereby amended inserting at the end thereof the following proviso:

                  "PROVIDED that, notwithstanding the foregoing, the Borrower or any of its Subsidiaries may enter into arrangements in the ordinary course of business pursuant to which it purchases equipment or similar property and, within 180 days of such purchase, conveys such property to another Person, for cash consideration at least equal to the consideration paid by it in such purchase, and concurrently enters into a lease of such property from such Person, in each case so long as such transactions (including, without limitation, the amount of any such lease) are permitted by the other applicable provisions of this Agreement and no Default or Event of Default exists or would result therefrom."

                  17. AMENDMENT OF SCHEDULE A. Schedule A to the Agreement is hereby amended by deleting such Schedule A and replacing it with the Schedule A attached hereto.

                  18. REPRESENTATIONS; NO DEFAULT. On and as of the date hereof, and after giving effect to this Amendment, the Company confirms, reaffirms and restates that the representations and warranties set forth in Section 5 of the Agreement and in the other Loan Documents are true and correct in all material respects, provided that the references to the Agreement therein shall be deemed to be references to this Amendment and to the Agreement as amended by this Amendment.

                  19. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective on and as of the date that the Agent shall have received:

                   (a) counterparts of this Amendment, duly executed and delivered by a duly authorized officer of each of the Borrower, the Agent, and the Required Lenders, along with the written consent of each Subsidiary Guarantor in the form attached hereto;

                  (b) an executed certificate of an officer of the Borrower in form satisfactory to the Agent as to the accuracy of the Borrower's representations and warranties set forth in Section 5 of the Agreement and in the other Loan Documents, the absence of any Default or Event of Default after giving effect to this Amendment, and calculations in reasonable detail demonstrating that the Term Loans, at the time of incurrence thereof, could be incurred under subsection 4.11(a) of the Senior Subordinated Indenture in accordance with the provisions thereof and as to such other customary matters as the Agent may reasonably request;

                  (c) an executed legal opinion of each of (i) internal counsel to the Borrower with respect to authorization and absence of conflict with contracts or laws in respect of this

Amendment and the Credit Agreement as amended hereby and (ii) Gibson, Dunn & Crutcher LLP, in each case in form satisfactory to the Agent; and

                  (d) an amendment fee for the account of each Lender executing this Amendment and delivering its executed signature page to the Agent prior to 5:00 p.m. on March 26, 1999, in the amount equal to 0.125% of the sum of such Lender's Aggregate Outstanding Extensions of Credit and its unutilized Commitments as of such date.

                  20. LIMITED WAIVER AND AMENDMENT. Except as expressly waived and amended herein, the Agreement shall continue to be, and shall remain, in full force and effect. This Amendment shall not be deemed to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Agreement or any other Loan Document or to prejudice any other right or rights which the Lenders may now have or may have in the future under or in connection with the Agreement or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

                  21. COSTS AND EXPENSES. The Company agrees to pay or reimburse the Agent for all its reasonable and customary out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this Amendment, and the consummation of the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of its counsel.

                  22. COUNTERPARTS. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  23. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

                      AFTERMARKET TECHNOLOGY CORP.


                      By: /s/ Joseph Salamunovich
                          ----------------------------
                      Name: Joseph Salamunovich
                      Title: Vice President


                      THE CHASE MANHATTAN BANK, as
                      Agent and as a Lender


                      By: /s/ Julie S. Long
                          ----------------------------
                      Name: Julie S. Long
                      Title: Vice President


                      BANK OF AMERICA NATIONAL TRUST
                      AND SAVINGS ASSOCIATION


                      By: Steven T. Standbridge
                          ----------------------------
                      Name: Steven T. Standbridge
                      Title: Senior Vice President


                      BANK OF NOVA SCOTIA


                      By: /s/ P.C.H. Ashby
                          ----------------------------
                      Name: P.C.H. Ashby
                      Title: Senior Manager-Loan
                             Operations

                                                                            10
                      THE FIRST NATIONAL BANK OF CHICAGO


                      By: /s/ Glenn A. Currin
                          ----------------------------
                      Name: Glenn A. Currin
                      Title: Vice President


                      FIRST UNION NATIONAL BANK


                      By: /s/ Leo G. Leitner
                          ----------------------------
                      Name: Leo G. Leitner
                      Title: Managing Director/Senior
                             Vice President


                      HARRIS TRUST & SAVINGS BANK


                      By: /s/ Melissa A. Witson
                          ----------------------------
                      Name: Melissa A. Witson
                      Title: Vice President


                      LASALLE NATIONAL BANK


                      By: /s/ James J. Hess
                          ----------------------------
                      Name: James J. Hess
                      Title: Assistant Vice President


                       NATIONAL CITY BANK


                       By: /s/ Matthew R. Klinger
                          ----------------------------
                       Name: Matthew R. Klinger
                       Title: Assistant Vice President

                                                                           11
                       BANK OF NEW YORK


                       By: /s/ John M. Lokay, Jr.
                          ----------------------------
                       Name: John M. Lokay, Jr.
                       Title: Vice President


                       CREDIT AGRICOLE INDOSUEZ


                       By: /s/ W. Leroy Startz
                          ----------------------------
                       Name: W. Leroy Startz
                       Title: First Vice President


                       By: /s/ Kathryn L. Abbott
                          ----------------------------
                       Name: Kathryn L. Abbott
                       Title: First Vice President

                                     CONSENT

          Each of the undersigned Guarantors hereby consents and agrees to the provisions of the foregoing Amendment, and hereby affirms that upon the effectiveness of the foregoing Amendment, each Loan Document to which it is a party shall continue to be, and shall remain, in full force and effect.


                     AFTERMARKET TECHNOLOGY CORP.

                      By: /s/ Joseph Salamunovich
                          ----------------------------
                      Name: Joseph Salamunovich
                      Title: Vice President


                     AARON'S AUTOMOTIVE PRODUCTS, INC.

                      By: /s/ Joseph Salamunovich
                          ----------------------------
                      Name: Joseph Salamunovich
                      Title: Vice President


                     ACI ELECTRONICS HOLDING CORP.

                      By: /s/ Joseph Salamunovich
                          ----------------------------
                      Name: Joseph Salamunovich
                      Title: Vice President


                     ACI ELECTRONICS INVESTMENT CORP.

                      By: /s/ Joseph Salamunovich
                          ----------------------------
                      Name: Joseph Salamunovich
                      Title: Vice President


                     ATC ELECTRONICS & LOGISTICS, L.P.

                     By: ACI ELECTRONICS HOLDING CORP.,
                         its General Partner

                      By: /s/ Joseph Salamunovich
                          ----------------------------
                      Name: Joseph Salamunovich
                      Title: Vice President

                                                                            13
                     ATC DISTRIBUTION GROUP, INC.

                      By: /s/ Joseph Salamunovich
                          ----------------------------
                      Name: Joseph Salamunovich
                      Title: Vice President


                     ATS REMANUFACTURING, INC.

                      By: /s/ Joseph Salamunovich
                          ----------------------------
                      Name: Joseph Salamunovich
                      Title: Vice President


                     COMPONENT REMANUFACTURING SPECIALISTS, INC.

                      By: /s/ Joseph Salamunovich
                          ----------------------------
                      Name: Joseph Salamunovich
                      Title: Vice President


                     AUTOCRAFT REMANUFACTURING CORP.

                      By: /s/ Joseph Salamunovich
                          ----------------------------
                      Name: Joseph Salamunovich
                      Title: Vice President


                     AUTOCRAFT INDUSTRIES, INC.

                      By: /s/ Joseph Salamunovich
                          ----------------------------
                      Name: Joseph Salamunovich
                      Title: Vice President

                                   SCHEDULE A

                                  Pricing Grid


--------------------------------------------------------------------------------------------------------------
                                             Commitment               Eurodollar                     ABR
            Leverage Ratio                    Fee Rate             Applicable Margin         Applicable Margin
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
Greater than 5.0:1.00                          .500%                    2.50%                       1.50%
--------------------------------------------------------------------------------------------------------------
Less than or equal to 5.00:1.00, and           .500%                    2.25%                       1.25%
greater than 4.50:1.00
--------------------------------------------------------------------------------------------------------------
Less than or equal to 4.50:1.00, and           .500%                    2.00%                       1.00%
greater than 4.00:1.00
--------------------------------------------------------------------------------------------------------------
Less than or equal to 4.00:1.00, and           .375%                    1.25%                       .25%
greater than 3.50:1.0
--------------------------------------------------------------------------------------------------------------
Less than or equal to 3.50:1.00, and           .375%                    1.00%                        0%
greater than 2.50:1.00
--------------------------------------------------------------------------------------------------------------
Less than or equal to 2.50:1.00, and           .300%                    .875%                        0%
greater than 2.00:1.00
--------------------------------------------------------------------------------------------------------------
Less than or equal to 2.00:1.00                .250%                    .750%                        0%
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------